Exhibit 2.1

AMENDMENT No. 2

TO

INVESTMENT AGREEMENT

BY AND BETWEEN

NCI BUILDING SYSTEMS, INC.

AND

CLAYTON, DUBILIER & RICE FUND VIII, L.P.

________________________________

Dated as of August 31, 2009
________________________________

AMENDMENT No. 2
TO
INVESTMENT AGREEMENT
______________________

     This AMENDMENT No. 2 (this “Amendment No. 2”), dated as of August 31, 2009, to the Investment Agreement, dated as of August 14, 2009, by and between NCI BUILDING SYSTEMS, INC., a Delaware corporation, and CLAYTON, DUBILIER & RICE FUND VIII, L.P., a Cayman exempted limited partnership (the “Investor”), as amended by that Amendment, dated August 28, 2009, by and between the Company and the Investor (as so amended, the “Investment Agreement”).

     WHEREAS, Section 13 of the Investment Agreement provides for the amendment of the Investment Agreement in accordance with the terms set forth therein;

     WHEREAS, the parties desire to amend the Investment Agreement to provide that the Offer (as defined in the Investment Agreement) be commenced and conducted on the terms and subject to the conditions set forth on an amended Annex A attached hereto; and

     WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Investment Agreement.

     NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

     Section 1.     Definitions; References. Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the Investment Agreement. Each reference in the Investment Agreement to “hereof,” “herein,” “hereunder,” “hereby,” “hereto” and “this Agreement” shall, from and after the date hereof, refer to the Investment Agreement as amended by this Amendment No. 2, and each reference in the Transaction Documents (other than the Investment Agreement) and in the Disclosure Letter to “the Investment Agreement” shall refer to the Investment Agreement as amended by this Amendment No. 2.

     Section 2.     Amendment to Section 3(c)(xii). The first sentence of Section 3(c)(xii) of the Investment Agreement is hereby amended and restated in its entirety to read as follows:

                 To the extent that the Company has authorized and unissued shares of Common Stock sufficient to permit the conversion of all or a portion of the shares of Series B Preferred Stock to be issued at the
                 Closing, (A) such shares of Common Stock issuable upon
                 conversion of the Series B Preferred Stock shall have been duly authorized for listing, subject to official notice of issuance, on the
                 New York Stock Exchange or such other exchange on which the
                 Common Stock is then listed or quoted and (B) the number of such shares of Common Stock issuable upon conversion of the Series B

                 Preferred Stock that are so duly authorized for listing shall be no less than 7,800,000.

     Section 3.     Amendment to Section 4. The beginning paragraph of Section 4 of the Investment Agreement is hereby amended by inserting the following language immediately prior to the proviso:

                 , and as contemplated by that Lock-Up and Voting Agreement, dated August 31, 2009, by and among the Company and the other signatories thereto,

     Section 4.     Amendment to Section 4(i). The last sentence of Section 4(i) of the Investment Agreement is hereby amended and restated in its entirety to read as follows:

                 As of the Closing Date, 7,800,000 shares of Common Stock
                 issuable upon the conversion of the Series B Preferred Stock will have been duly authorized by all necessary corporate action and when so issued will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability, will not be subject to preemptive rights of any stockholder of the Company and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws.

     Section 5.     Amendment to Section 6(b)(i). The first sentence of Section 6(b)(i) of the Investment Agreement is hereby amended by inserting the following language between “Except as otherwise expressly permitted or required by the Transaction Documents or otherwise consented to by Investor,” and “permitted by Section 6(k), contemplated by Section 6(p) or as set forth on Section 6(b) of the Disclosure Letter and subject to the terms and upon the conditions therein,”

                 , contemplated by that Lock-Up and Voting Agreement, dated
                 August 31, 2009, by and among the Company and the other
                 signatories thereto,

     Section 6.     Amendment to Section 9(85). The definition of “Initial Expiration Date” in Section 9(85) of the Investment Agreement is hereby amended and restated in its entirety to read as follows:

                 “Initial Expiration Date” means 12:00 midnight, New York City time, on the 20th business day (as defined in Rule 14d-1 under the
                 Exchange Act) following the commencement of the Offer;
                 provided, that if the Offer Condition set forth in clause (3) under the caption “—Conditions to the Offer” set forth in Annex A hereto has not been satisfied by 12:00 midnight, New York City time, on the 20th business day (as defined in Rule 14d-1 under the
                 Exchange Act) following the commencement of the Offer, the
                 Company shall, subject to the provisions of Section 8(a), extend the Offer until the Offer Condition set forth in clause (3) under the caption “—Conditions to the Offer” set forth in Annex A hereto has been satisfied and the “Initial Expiration Date” shall mean the first scheduled expiration date following the date on which such
                 Offer Condition shall have been satisfied.

     Section 7.     Amendment to Exhibit B. Exhibit B to the Investment Agreement is hereby amended and restated in its entirety to read as Exhibit B attached hereto.

     Section 8.     Amendment to Exhibit I. The row with the heading “Claims Under Convertible Notes” in Exhibit I to the Investment Agreement is hereby amended and restated in its entirety to read as follows:

Claims Under	Impaired; entitled to vote. Holders of Convertible Notes shall
Convertible Notes:	receive, on the Effective Date, in consideration of their claims
(including accrued interest), cash and common stock in amounts calculated as follows: for each $1,000 of principal amount of
Convertible Notes held by them a) cash in an amount equal to $500 and b) 390 shares of common stock of the reorganized Company.

     Section 9.     Amendment to Annex A. Annex A to the Investment Agreement is hereby amended and restated in its entirety to read as Annex A attached hereto.

     Section 10.   No Further Amendment. Except as expressly amended hereby, the Investment Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Investment Agreement or any of the documents referred to therein.

     Section 11.   Effect of Amendment. This Amendment No.2 shall form a part of the Investment Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment No.2 by the parties hereto, any reference to the Investment Agreement shall be deemed a reference to the Investment Agreement as amended hereby. This Amendment No. 2 shall be deemed to be in full force and effect from and after the execution of this Amendment No.2 by the parties hereto.

     Section 12.   Miscellaneous. Section 12 (Successors and Assign); Section 13 (Amendments; Waiver); Section 14 (Headings); Section 15 (Severability); Section 16 (Liability Limitations); Section 17 (Integration); Section 18 (Governing Law); Section 19 (Counterparts); Section 23 (Specific Performance; Jurisdiction); Section 24 (Waiver of Jury Trial); Section 25 (Interpretation); Section 26 (No Third Party Beneficiaries); and Section 27 (Certain Considerations Relating to Bankruptcy) of the Investment Agreement shall apply to this Amendment No. 2, mutatis mutandis.

[Signature Page Follows]

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

                                                CLAYTON, DUBILIER & RICE FUND
                                                VIII, L.P.
                                                By: CD&R Associates VIII, Ltd., its
                                                general partner

                                                By: _/s/ Theresa A. Gore_________
                                                Name:  Theresa A. Gore
                                                Title:    Vice President, Treasurer and
                                                           Assistant Secretary

[Signature Page to the Amendment No. 2 to the Investment Agreement]

                                                NCI BUILDING SYSTEMS, INC.

By: __/s/ Norman C. Chambers Name: Norman C. Chambers Title: Chief Executive Officer

[Signature Page to the Amendment No. 2 to the Investment Agreement]

Annex A

Terms and Conditions of the Offer

Section 1.	Terms of the Offer.

	Transaction:	Exchange offer to any and all holders of the
Convertible Notes.

	Type of Offer:	Registered with the Commission on Form S-4 and
filed with the Commission on Schedule TO.

	Pricing:	Tendering holders shall receive, for each $1,000 of
principal amount Convertible Notes surrendered
for exchange, a combination of (A) $500.00, in
cash, and (B) 390 shares of Common Stock of the Company

	Launch Date:	On or prior to 11:59 p.m., Eastern Time, on
September 9, 2009.

	Expiration Date:	The Initial Expiration Date, extended as provided
in Section 6(d)(i) of the Agreement.

	Withdrawal Rights:	Tendering holders may withdraw tendered
Convertible Notes at any time prior to the
Expiration Date.

	Settlement:	The Closing Date.

	Exchange Offer	Schedule TO, the Form S-4, the Offer Documents
	Materials:	and the Required Company Filings, subject to
Section 6(d)(iii) of the Agreement.

Section 2.     Conditions to the Offer.

The Company’s obligation to accept for exchange Convertible Notes in the Offer shall be conditioned upon satisfaction of each of the following conditions at the expiration of the Offer (collectively, the “Offer Conditions”):

Annex A-1

(1)	At least 95% of the aggregate principal amount outstanding of the Convertible Notes must have been validly tendered and not withdrawn prior to the expiration of the Offer (the “Minimum Condition”).
(2)	The Company shall have received the proceeds from the Investment.
(3)	The Form S-4 shall have become effective and no stop order suspending the effectiveness of the Form S-4 shall have been instituted by the SEC.
(4)	No provision of any applicable Law and no Order prohibit consummation of the Offer.

EXHIBIT B

FORM OF
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
SERIES B CUMULATIVE CONVERTIBLE PARTICIPATING PREFERRED STOCK
OF
NCI BUILDING SYSTEMS, INC.
____________________________________________________________________________

     Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
____________________________________________________________________________

     The undersigned, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to the authority expressly vested in the Board of Directors of NCI Building Systems, Inc., a Delaware corporation (the “Corporation”), by the Certificate of Incorporation, the Board of Directors has by resolution duly provided for the issuance of and created a series of Preferred Stock of the Corporation, par value $1.00 per share (the “Preferred Stock”), and in order to fix the designation and amount and the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock, has duly adopted resolutions setting forth such rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of a series of Preferred Stock as set forth in this Certificate of Designations, Preferences and Rights of Series B Cumulative Convertible Participating Preferred Stock (the “Certificate”).

     Each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

     Section 1. Number of Shares and Designation. [l] shares of Preferred Stock of the Corporation shall constitute a series of Preferred Stock designated as Series B Cumulative Convertible Participating Preferred Stock (the “Series B Preferred Stock”). Subject to and in accordance with the provisions of Section 11(b), the number of shares of Series B Preferred Stock may be increased (to the extent of the Corporation’s authorized and unissued Preferred Stock) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors and the filing of a certificate of increase or decrease, as the case may be, with the Secretary of State of the State of Delaware.

     Section 2. Rank. The Series B Preferred Stock shall, with respect to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (i) rank senior and prior to the Corporation’s common stock, par value $0.01 per share (the “Common Stock”) and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series B Preferred Stock as to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (all of such equity securities, including the Common Stock, are collectively referred to herein as the “Junior Securities”) and (ii) rank junior to each class or series of equity securities of the Corporation, whether currently issued or issued in the future without violation of this Certificate, that by its terms ranks senior to the Series B Preferred Stock as to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (all of such equity securities are collectively referred to herein as the “Senior Securities”). The respective definitions of Junior Securities and Senior Securities shall also include any securities, rights or options exercisable or exchangeable for or convertible into any of the Junior Securities or Senior Securities, as the case may be. At the time of the initial issuance of the Series B Preferred Stock there shall be no Senior Securities outstanding. For the avoidance of doubt, at the time of the initial issuance of the Series B Preferred Stock or at any time in the future during which shares of Series B Preferred Stock are outstanding, there shall be no other class or series of equity securities of the Corporation that ranks on parity with the Series B Preferred Stock as to payment of dividends, redemption payments or rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation. Each other class or series of equity securities of the Corporation issued at any time during which shares of Series B Preferred Stock are outstanding shall, subject to and in accordance with the provisions of Section 11, expressly by its terms rank junior or senior to the Series B Preferred Stock as to payment of dividends, redemption payments or rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation.

     Section 3. Definitions. As used herein the following terms shall have the meanings set forth below or in the section cross-referenced below, as applicable, whether used in the singular or the plural:

     “Accrued Dividends” means, as of any date, with respect to any share of Series B Preferred Stock, all dividends that have accrued pursuant to Section 4(a)(ii) but that have not been paid as of such date.

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Applicable Current Market Price” means (i) in connection with an issuance or sale of any Common Stock, Convertible Securities or Options other than Excluded Stock in an underwritten public offering, the Current Spot Market Price or (ii) in connection with any other issuance or sale of any Common Stock, Convertible Securities or Options other than Excluded Stock, the Current Average Market Price.

     “Applicable Default Dividend Rate” means (i) except in connection with a Default of the type set forth in clause (iii) of the definition of “Default” occurring after June 30, 2011, 3.00% per annum and (ii) in connection with a Default of the type set forth in clause (iii) the definition of “Default” occurring after June 30, 2011, 6.00% per annum.

     “Applicable Non-Qualified Business Combination” has the meaning set forth in Section 9(a)(i).

     “Automatic Conversion Date” means the date of the event set forth in clause (x) or (y), as applicable, of the first sentence of Section 9(a)(i).

     “Base Amount” means, with respect to any share of Series B Preferred Stock, as of any date, the sum of (x) the Liquidation Preference and (y) the Base Amount Accrued Dividends with respect to such share.

     “Base Amount Accrued Dividends” means, with respect to any share of Series B Preferred Stock, as of any date, (i) if a Series B Preferred Dividend Payment Date has occurred since the issuance of such share, the Accrued Dividends with respect to such share as of the preceding Series B Preferred Dividend Payment Date or (ii) if no Series B Preferred Dividend Payment Date has occurred since the issuance of such share, zero.

     “Base Dividend Rate” means, for any day, 12.00% per annum, subject to adjustment pursuant to Section 4(d); provided, however, in the event that Series B Preferred Dividends are paid in cash on the Series B Dividend Payment Date on which such Series B Preferred Dividends would otherwise compound, the “Base Dividend Rate,” for any day during the Payment Period to and including the Series B Preferred Dividend Payment Date on which such Series B Dividends are paid, shall be equal to 8.00% per annum, subject to adjustment pursuant to Section 4(d).

     “Beneficially Own” and “Beneficial Ownership” have the meaning set forth in Section 8(c)(ii).

     “Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.

     “Business Combination” means (i) any reorganization, consolidation, merger, share exchange, tender or exchange offer or other business combination or similar transaction involving the Corporation with any Person or (ii) the sale, assignment, conveyance, transfer, lease or other disposition (including by liquidation or dissolution of the Corporation) by the Corporation of all or substantially all of its assets to any Person.

     “Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions are not required to be open in the State of New York or Texas.

     “By-laws” means the By-laws of the Corporation as amended from time to time.

     “Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     “Certificate” has the meaning set forth in the preamble.

     “Certificate of Incorporation” means the Corporation’s Restated Certificate of Incorporation, as amended from time to time.

     “Change of Control” has the meaning set forth in Section 8(c)(i).

     “Change of Control Date” has the meaning set forth in Section 8(a)(i).

     “Change of Control Notice” has the meaning set forth in Section 8(b)(i).

     “Change of Control Redemption” has the meaning set forth in Section 8(a)(i).

     “Change of Control Redemption Date” means, with respect to each share of Series B Preferred Stock, the date on which the Corporation makes the payment in full in cash of the Change of Control Redemption Price for such share to the Holder of such share.

     “Change of Control Redemption Price” means (i) with respect to each share of Series B Preferred Stock that a Holder of shares of Series B Preferred Stock has requested be redeemed pursuant to Section 8(a)(i) or Section 8(a)(ii), the applicable Make-Whole Change of Control Redemption Price for such share of Series B Preferred Stock and (ii) with respect to each share of Series B Preferred Stock that a Holder of shares of Series B Preferred Stock has requested be redeemed pursuant to Section 8(a)(iii), the applicable Other Change of Control Redemption Price for such share of Series B Preferred Stock.

     “Closing Debt Agreements” has the meaning set forth in Section 8(c)(i)(C).

     “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the New York Stock Exchange on such date. If the Common Stock is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation and approved by a majority of the outstanding shares of Series B Preferred Stock for this purpose.

     For purposes of this Certificate, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the New York Stock Exchange shall govern. If the date of determination is not a Trading Day, then such determination shall be made as of the last Trading Day prior to such date.

     “Common Stock” has the meaning set forth in Section 2.

     “Common Stock Dividend Payment Date” has the meaning set forth in Section 4(a)(i).

     “Common Stock Dividend Record Date” has the meaning set forth in Section 4(a)(v).

     “Conversion Date” has the meaning set forth in Section 6(b)(iii).

     “Conversion Notice” has the meaning set forth in Section 6(b)(i).

     “Conversion Price” means, as of any date, the Initial Conversion Price, as adjusted pursuant to Section 10.

     “Conversion Right” has the meaning set forth in Section 6(a)(i).

     “Convertible Securities” means indebtedness or shares of Capital Stock convertible into or exchangeable for Common Stock.

     “Corporation” has the meaning set forth in the preamble.

     “Corporation Milestone Redemption Right” has the meaning set forth in Section 7(a)(ii).

     “Current Average Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the 10 consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price, if any.

     “Current Spot Market Price” means, on any date, the Closing Price per share of the Common Stock or other securities on the Trading Day preceding the earlier of the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price, if any.

     “Default” means (i) the Corporation’s failure to pay any Participating Dividend contemplated by Section 4(a)(i), (ii) following the date on which there are no outstanding Convertible Notes (as defined in the Investment Agreement), the Corporation’s failure to pay, in cash or kind, any Series B Preferred Dividend contemplated by Section 4(a)(ii) on the applicable Series B Preferred Dividend Payment Date, (iii) the Corporation’s failure at any time after June 30, 2010 to reserve and keep available for issuance the number of shares of Common Stock required pursuant to Section 6(a)(iii), (iv) the Corporation’s failure to maintain the listing of the Common Stock on the New York Stock Exchange or another U.S. national securities exchange, (v) the Corporation’s violation of Section 4(c) or Section 4(e), (vi) the Corporation’s failure to comply with its obligations to convert Series B Preferred Stock in compliance with Section 6 (without giving effect to the proviso to the first sentence of Section 6(a)(i)) or Section 9 or (vii) the Corporation’s failure to redeem Series B Preferred Stock in compliance with Section 7 or Section 8; except that no Default (A) shall be deemed to have occurred or (B) shall be deemed to be continuing, in each case, in connection with a failure of the type described in clauses (i) - (vii) above if (a) the Board of Directors can take an action which could reasonably be expected to prevent (in case of clause (A)) or to cure (in the case of clause (B)) such failure (a “Cure Action”), (b) the Board of Directors does not promptly take such Cure Action and (c) at any time when the Board of Directors could have taken a Cure Action and it fails to take such Cure Action with respect to such failure, the aggregate number of votes that the Investor Directors (as defined in the Stockholders Agreement) are entitled to cast constitute a majority of the total number of votes that can be cast by all of the members of the Board of Directors or, if the failure to take such Cure Action was with the approval of the Board of Directors, the aggregate number of votes that were cast by the Investor Directors constituted a majority of the total number of votes that could be cast by the directors constituting the quorum that granted such approval; provided, however, if taking a Cure Action with respect to a failure of the type described in clauses (i) - (vii) above (x) would result in a Cross Default, (y) would be adverse to the best interests of the Corporation in the good faith judgment of a majority of the Unaffiliated Shareholder Directors or (z) if the failure to take such Cure Action was with the approval of the Board of Directors, a majority of the number of votes that were cast by the Independent Directors serving on the Board of Directors at the time of such approval were not cast in favor of taking the Cure Action, such failure of the type described in clauses (i) - (vii) above shall constitute a Default. As used herein, “Cross Default” shall mean the performance of such action by the Corporation will (I) result in a breach of any provision of applicable Law or the Certificate of Incorporation, (II) result in, with notice or lapse of time or both, an event of default under, or result in the termination of, or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit under any agreement, arrangement, commitment, plan or other instrument or obligation to which the Corporation, or any of its Subsidiaries, is a party or by which the Corporation or any of its Subsidiaries may be bound, or to which the Corporation or any of its Subsidiaries or any of the properties, assets, or rights of the Corporation or any of its Subsidiaries may be subject or (III) result in a breach of any injunction, judgment, decree or other order of any court or governmental agency to which the Corporation is a party or by which it is bound or (IV) requires the consent of the stockholders of the Corporation or any other Person (other than the Investor pursuant to Section 6.1 of the Stockholders Agreement) and (1) there is reasonably sufficient time to obtain such consent under applicable Law prior to the applicable failure, the Board of Directors, if required, timely authorized the Corporation to seek such consent, such consent is not obtained prior to the applicable failure and, if the consent required is of the stockholders of the Corporation, at the time the vote is taken or the written consent of stockholders is solicited with respect to such Cure Action, the Investor does not Beneficially Own, directly or indirectly, 45% or more of the voting power of each group of voting securities of the Corporation (including, each separate class or series of voting stock of the Corporation) the affirmative vote or written consent of which is required, by applicable Law or otherwise, to approve such Cure Action or the Investor votes all shares of voting securities of the Corporation Beneficially Owned by it entitled to vote with respect to such Cure Action to approve such Cure Action; or (2) there is not reasonably sufficient time to obtain such consent under applicable Law; provided, however, there shall be no Cross Default under clause (II) above in connection with any agreement, arrangement, commitment, plan or other instrument (excluding any agreement, arrangement, commitment, plan or other instrument relating to indebtedness that is material to the Corporation and its Subsidiaries, taken as a whole) or under clause (III) above unless such result (in the case of clause (II) above) or such breach (in the case of clause (III) above) would reasonably be expected to materially and adversely affect the business, assets, results of operations or financial condition of the Corporation and its Subsidiaries, taken as a whole.

     “Designated Change of Control Redemption Date” has the meaning set forth in Section 8(a)(ii).

     “Designated Milestone Redemption Date” means a business day on or after the Milestone Date that (i) in the case of a Holder Milestone Redemption Request pursuant to Section 7(b)(i) is not less than 30 days nor more than 90 days following the date of such Holder Milestone Redemption Request or (ii) in the case of a notice given to the Holders by the Corporation pursuant to Section 7(b)(ii) is not less than 30 days nor more than 90 days following the date of such notice.

     “DGCL” has the meaning set forth in the preamble.

     “Dividend Payment Record Date” has the meaning set forth in Section 4(a)(v).

     “Dividend Rate” means, for any day, the Base Dividend Rate as increased by the Applicable Default Dividend Rate, if any, applicable on such day pursuant to Section 4(b).

     “Dividend Reduction Event” has the meaning set forth in Section 4(d).

     “Dividend Reduction Price” means $1.2748 per share of Common Stock (as adjusted for any stock dividends, splits, combinations and similar events).

     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

     “Exchange Property” has the meaning set forth in Section 9(a)(i).

     “Excluded Stock” means (i) shares of Common Stock issued by the Corporation as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock, in each case, which is subject to the provisions of Section 10(a)(i) or Section 10(a)(ii), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock, which will be subject to the provisions of Section 10(a)(iii) and Section 10(b)), (ii) shares of Common Stock (including shares of Common Stock issued upon exercise of Options) and Options for Common Stock issued to directors or employees of the Corporation pursuant to a stock option plan, restricted stock plan or other agreement approved by the Board of Directors, (iii) shares of Common Stock issued in connection with acquisitions of assets or securities of another Person (other than issuances to Persons that were Affiliates of the Corporation at the time that the agreement with respect to such issuance was entered into) and (iv) shares of Common Stock issued upon conversion of the Series B Preferred Stock; provided, shares or Options set forth in clauses (i)-(iii) shall be “Excluded Stock” only if such shares or Options are issued in accordance with the terms of the Stockholders Agreement.

     “Ex-Date” when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price.

     “Group” shall mean any “group” as such term is used in Section 13(d)(3) of the Exchange Act.

     “Holder” means, at any time, the Person in whose name shares of Series B Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

     “Holder Milestone Redemption Request” has the meaning set forth in Section 7(b)(i).

     “Holder Milestone Redemption Right” has the meaning set forth in Section 7(a)(i).

     “Implied Quarterly Dividend Amount” means, with respect to any share of Series B Preferred Stock, as of any date, the product of (a) the Base Amount of such share of Series B Preferred Stock on such date and (b) one-fourth of the Dividend Rate applicable on such date.

     “Independent Directors” has the meaning set forth in the Stockholders Agreement.

     “Independent Majority” has the meaning set forth in Section 10(a)(iii)(B).

     “Initial Conversion Price” means (i) with respect to each share of Series B Preferred Stock issued on the Original Issuance Date, $1.2748 per share of Common Stock and (ii) with respect to each share of Series B Preferred Stock issued as payment of a Series B Preferred Dividend in accordance with Section 4, the Conversion Price in effect immediately prior to the issuance of such share.

     “Investment Agreement” means the Investment Agreement, dated as of August 14, 2009, by and between Clayton, Dubilier & Rice Fund VIII, L.P. a Cayman exempted limited partnership and the Corporation, as the same may be amended from time to time.

     “Investor” has the meaning set forth in the Stockholders Agreement.

     “Investor Portfolio Company” has the meaning set forth in the Stockholders Agreement.

     “Issuance Date” means with respect to a share of Series B Preferred Stock, the date of issuance of such share of Series B Preferred Stock.

     “Junior Securities” has the meaning set forth in Section 2.

     “Law” has the meaning set forth in the Stockholders Agreement

     “Liquidation” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

     “Liquidation Preference” means, with respect to each share of Series B Preferred Stock, $1,000.00 per share.

     “Make Whole Change of Control Redemption Price” has the meaning set forth in Section 8(a)(i).

     “Milestone Date” means the tenth anniversary of the Original Issuance Date.

     “Milestone Redemption Date” means, with respect to each share of Series B Preferred Stock, the date on which the Corporation makes the payment in full in cash of the Milestone Redemption Price for such share to the Holder of such share.

     “Milestone Redemption Price” has the meaning set forth in Section 7(a)(i).

     “Milestone Redemption Requesting Holder” means each Holder making a Holder Milestone Redemption Request pursuant to Section 7(b)(i).

     “Non-Qualified Business Combination” means a Business Combination that is not an Qualified Business Combination.

     “Officer” means the Chief Executive Officer, Chief Operating Officer, President, Vice President-Finance, any Vice President, Secretary, Treasurer or Controller of the Corporation.

     “Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

     “Original Issuance Date” means the date of closing pursuant to the Investment Agreement.

     “Other Capital Stock” has the meaning set forth in Section 6(a)(i).

     “Other Change of Control Redemption Price” has the meaning set forth in Section 8(a)(iii).

     “Outstanding Corporation Voting Stock” means, as of any date, the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors.

     “Participating Dividends” has the meaning set forth in Section 4(a)(i).

     “Payment Period” means, with respect to a share of Series B Preferred Stock, the period beginning on the day after the preceding Series B Preferred Dividend Payment Date (or the Issuance Date if no Series B Preferred Dividend Payment Date has occurred since the issuance of such share) to and including the next Series B Preferred Dividend Payment Date.

     “Person” means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

     “Preferred Stock” has the meaning set forth in the preamble.

     “Principal Market” means, with respect to any day on which the shares of Common Stock are listed or admitted to trading or quoted on any securities exchange or quotation facility (whether U.S. national or regional or non-U.S.), the principal such exchange or facility on which the shares of Common Stock are so listed or admitted or so quoted.

     “Pro Rata Repurchase” means any purchase of shares of Common Stock by the Corporation or any Affiliate (other than Investor or any of its Affiliates) thereof pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a Subsidiary of the Corporation), or any combination thereof, effected while any shares of Series B Preferred Stock are outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Corporation or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase means the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

     “Qualified Business Combination” means a Business Combination immediately following which (i) the individuals and entities that Beneficially Owned the Outstanding Corporation Voting Stock immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of the entity resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the voting power of the Outstanding Corporation Voting Stock, and (ii) no Person (excluding the Investor and its Affiliates) either (x) Beneficially Owns, directly or indirectly, more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of such entity than the Investor and its Affiliates so Beneficially Own, and the Investor and its Affiliates shall Beneficially Own, directly or indirectly, more than 17.5% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of such entity, or (y) Beneficially Owns, directly or indirectly, 25% or more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of such entity.

     “Redemption Agent” means a redemption agent that meets the criteria set forth in Section 13(g).

     “Register” means the securities register maintained in respect of the Series B Preferred Stock by the Transfer Agent or the Corporation.

     “Required Number of Shares” has the meaning set forth in Section 8(b)(iii).

     “Securities Act” means the Securities Act of 1933, as amended.

     “Senior Securities” has the meaning set forth in Section 2.

     “Series B Preferred Dividends” has the meaning set forth in Section 4(a)(ii).

     “Series B Preferred Dividend Payment Date” means March 15, June 15, September 15 and December 15 of each year (each, a “Quarterly Date”), commencing on the first Quarterly Date immediately following the Original Issuance Date; provided, that if any such Quarterly Date is not a Business Day then the “Series B Preferred Dividend Payment Date” shall be the next Business Day immediately following such Quarterly Date.

     “Series B Preferred Stock” has the meaning set forth in Section 1.

     “Specified Contract Terms” has the meaning set forth in Section 8(b)(iii).

     “Stockholders Agreement” means the Stockholders Agreement, dated as of the Original Issuance Date, by and between [l] and the Corporation, as the same may be amended from time to time.

     “Successor Debt Agreement” has the meaning set forth in Section 8(c)(i)(C).

     “Subsidiary” of any Person means those corporations, associations and other entities of which such Person owns or controls more than 50% of the outstanding equity securities either directly or through entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent.

     “Trading Day” means a day on which the Principal Market is open for the transaction of business, or if the shares of Common Stock are not listed or admitted to trading and are not quoted on any securities exchange or quotation facility, a Business Day.

     “Transfer Agent” means [l], or as later changed pursuant to Section 12(a), acting as the Corporation’s duly appointed transfer agent, registrar and conversion and dividend disbursing agent for the Series B Preferred Stock, and its successors and assigns.

     “Transfer Restrictions” means the restrictions on Transfer (as defined in the Stockholders Agreement) set forth in Sections 4.1 of the Stockholders Agreement.

     “Treasury Rate” means, as of any Change of Control Redemption Date, the yield to maturity as of such Change of Control Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Change of Control Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Change of Control Redemption to the Milestone Date; provided, however, that if the period from the Change of Control Redemption to the Milestone Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

     “Unaffiliated Shareholder Director” has the meaning set forth in the Stockholders Agreement.

     “VWAP” per share of Common Stock on any date of determination means the volume-weighted average sale price per share of Common Stock on the Principal Market as displayed under the heading Bloomberg VWAP on Bloomberg page “NCS Equity VWAP” (or any appropriate successor page) in respect of the period from the open of trading until the close of trading on the Principal Market on such date of determination (or if such volume-weighted average price is unavailable or not provided for any reason, or there is no Principal Market for the Common Stock, the market price per share of Common Stock on that date determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation and approved by a majority of the outstanding shares of Series B Preferred Stock for this purpose).

     In addition to the above definitions, unless the context requires otherwise:

(i)      any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;

(ii)     references to “$” or “dollars” means the lawful coin or currency the United States of America; and

(iii)    references to “Section” are references to Sections of this Certificate.

     Section 4. Dividends.

(a)  The Holders of the issued and outstanding shares of Series B Preferred Stock shall be entitled to receive, out of assets legally available for the payment of dividends, dividends on the terms described below:

(i)  Holders of shares of Series B Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all cash dividends paid on the shares of Common Stock as if immediately prior to each Common Stock Dividend Record Date (as defined below), all shares of Series B Preferred Stock then outstanding were converted into shares of Common Stock (assuming that all of the then issued and outstanding shares of Series B Preferred Stock could be converted into shares of Common Stock on the record date in respect of such dividend). Dividends or distributions payable pursuant to this Section 4(a)(i) (the “Participating Dividends”) shall be payable on the same date that such dividends or distributions are payable to holders of shares of Common Stock (a “Common Stock Dividend Payment Date”), and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by this Section 4(a)(i) are paid at the same time to the Holders of the Series B Preferred Stock. Other than in respect of dividends paid in cash on the shares of Common Stock as and to the extent provided for in this paragraph (i), Holders of shares of Series B Preferred Stock shall not be entitled to participate in dividends or distributions of any nature paid on or in respect of the Common Stock or to holders thereof.

(ii)  In addition to any dividends pursuant to Section 4(a)(i), the Corporation shall pay, if, as and when declared by the Board of Directors, out of funds legally available therefor, on each Series B Preferred Dividend Payment Date dividends on each outstanding share of Series B Preferred Stock (the “Series B Preferred Dividends”) at a rate per annum equal to the Dividend Rate as further specified below. Series B Preferred Dividends on each share of Series B Preferred Stock shall accrue and accumulate on a daily basis from the Issuance Date of such share, whether or not declared and whether or not the Corporation has funds legally available for the payment of such dividends, shall compound quarterly on each Series B Preferred Dividend Payment Date and shall be payable quarterly in arrears, if, as and when so authorized and declared by the Board of Directors, on each Series B Preferred Dividend Payment Date, commencing on the first Series B Preferred Dividend Payment Date following the Issuance Date of such share. The amount of Series B Preferred Dividends accruing with respect to any share of Series B Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount with respect to such day by (y) the actual number of days in the Payment Period in which such day falls. The amount of Series B Preferred Dividends payable with respect to any share of Series B Preferred Stock for any Payment Period shall equal the sum of the Series B Preferred Dividends accrued in accordance with the prior sentence of this Section 4(a)(ii) with respect to such share during such Payment Period. Series B Preferred Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward).

(iii)  Subject to and in accordance with the provisions of Section 4(a)(iv), the Series B Preferred Dividends may, at the option of the Corporation, be paid in cash or by issuing fully paid and nonassessable shares of Series B Preferred Stock. If the Corporation pays any Series B Preferred Dividend in shares of Series B Preferred Stock, the number of shares of Series B Preferred Stock to be paid in respect of such Series B Preferred Dividend will be equal to the number of shares (including fractional shares) that have an aggregate Liquidation Preference equal to the amount of such Series B Preferred Dividend.

(iv)  Notwithstanding anything to the contrary in this Section 4(a) (including for the avoidance of doubt, the last sentence of Section 4(a)(v)), the Corporation shall not pay any Series B Preferred Dividends accumulating prior to the date following the first date on which there are no longer any outstanding Convertible Notes (as defined in the Investment Agreement) by issuing fully paid and nonassessable shares of Series B Preferred Stock, but must pay such Series B Preferred Dividends on any applicable Series B Preferred Dividend Payment Date, if at all, in cash.

(v)  Each Participating Dividend or Series B Preferred Dividend shall be paid pro rata to the Holders entitled thereto. Each Participating Dividend or Series B Preferred Dividend shall be payable to the Holders of Series B Preferred Stock as they appear on the Register at the close of business on the record date designated by the Board of Directors for such dividends (each such date, a “Dividend Payment Record Date”), which (i) with respect to Participating Dividends, shall be the same day as the record date for the payment of dividends to the holders of shares of Common Stock (the “Common Stock Dividend Record Date”) and, (ii) with respect to Series B Preferred Dividends, shall be not more than thirty (30) days nor less than ten (10) days preceding the applicable Series B

Preferred Dividend Payment Date. Notwithstanding the forgoing, the Base Amount Accrued Dividends may be declared and paid in cash or in shares of Series B Preferred Stock at any time to Holders of record on the Dividend Payment Record Date therefor.

(b)  Upon the occurrence of a Default, the Dividend Rate shall increase by the Applicable Default Dividend Rate from and including the date on which the Default shall occur and be continuing through but excluding the date on which all then occurring Defaults are no longer continuing. The Dividend Rate shall not be increased further pursuant to this Section 4(b) for a subsequent Default occurring while the Dividend Rate is already increased pursuant to this Section 4(b); provided, however, in the event that a Default of the type set forth in clause (iii) of the definition of “Default” occurs, or is continuing to occur, after June 30, 2011 and the Applicable Default Dividend Rate in effect as of such date is 3.00% per annum, the Dividend Rate shall increase by an additional 3.00% per annum and shall remain so increased until the date on which such Default set forth in clause (iii) is no longer continuing.

(c)  At any time during which a Default shall be occurring, no dividends shall be declared or paid or set apart for payment, or other distributions declared or made, upon any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation, directly or indirectly (except, subject to and in accordance with the provisions of Section 11 hereof and Article VI of the Stockholders Agreement, by conversion into or exchange for Junior Securities or the payment of cash in lieu of fractional shares in connection therewith).

(d)  If, at any time after the 30-month anniversary of the Original Issuance Date, the VWAP per share of Common Stock equals or exceeds 200% of the Dividend Reduction Price for each Trading Day during any period of 20 consecutive Trading Days (the “Dividend Reduction Event”), the Base Dividend Rate shall become 0.00% commencing on the day immediately following the last Trading Day of such period of 20 consecutive Trading Days and for all days thereafter. Within 30 days of an adjustment to the Dividend Rate pursuant to this Section 4(d), the Corporation shall send notice by first class mail, postage prepaid, addressed to the Holders stating such adjustment and the basis therefor. For the avoidance of doubt, the Dividend Rate shall be subject to increase pursuant to Section 4(b) even if the Base Dividend Rate becomes 0.00% pursuant to this Section 4(d).

(e)  Neither the Corporation nor any of its Subsidiaries shall (i) declare, pay or set aside for payment any dividends or distributions upon any Junior Securities (except, (x) subject to and in accordance with the provisions of Section 11 hereof and Article VI of the Stockholders Agreement, for any such dividends or distributions payable solely in Junior Securities or (y) for such ordinary cash dividends (as may be determined and declared by the Board of Directors from time to time) declared, paid or set aside for payment after the Dividend Reduction Event on shares of Common Stock in which the shares of Series B Preferred Stock participate pursuant to Section 4(a)(i)) or (ii) repurchase, redeem or otherwise acquire any Junior Securities for any consideration or pay any moneys or make available for a sinking fund for the redemption of any shares of such Junior Securities (except, subject to and in accordance with the provisions of Section 11 hereof and Article VI of the Stockholders Agreement, by conversion into or exchange for Junior Securities or the payment of cash in lieu of fractional shares in connection therewith and any consideration consisting solely of Junior Securities), unless, in each case, the Corporation has access to sufficient lawful funds immediately following such action such that the Corporation would be legally permitted to redeem in full all shares of the Series B Preferred Stock then outstanding for an amount equal to the sum of (A) the aggregate Liquidation Preference and (B) the aggregate Accrued Dividends of such shares as of such date.

     Section 5. Liquidation Rights.

(a)  In the event of any Liquidation, each Holder shall be entitled to receive liquidating distributions out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities, including, without limitation, the Common Stock, for such Holder’s shares of Series B Preferred Stock in an amount equal to the greater of (i) the sum of (A) the aggregate Liquidation Preference and (B) the aggregate Accrued Dividends of such shares as of the date of the Liquidation and (ii) the amount such Holder would have received had such Holder, immediately prior to such Liquidation, converted such shares of Series B Preferred Stock into shares of Common Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein).

(b)  In the event the assets of the Corporation available for distribution to stockholders upon a Liquidation, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock pursuant to Section 5(a), such assets, or the proceeds thereof, shall be distributed among the Holders ratably in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled upon such Liquidation.

(c) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets or business of the Corporation (other than in connection with the liquidation, dissolution or winding up of its business) nor the merger or consolidation of the Corporation into or with any other Person shall by itself be deemed to be a Liquidation for purposes of this Section 5.

     Section 6. Conversion.

(a)  Conversion Right.

(i)  Subject to and in accordance with the provisions of this Section 6, each Holder of shares of Series B Preferred Stock shall have the right (the “Conversion Right”), at any time and from time to time, at such Holder’s option, to convert all or any portion of such Holder’s shares of Series B Preferred Stock into fully paid and non-assessable shares of Common Stock or such other shares of capital stock of the Corporation identical in all material respects to the Common Stock (except that the Corporation shall be required to

(1) pay a dividend or distribution on such capital stock whenever and to such an extent that a dividend or distribution is paid on the Common Stock and (2) pay a dividend or distribution on the Common Stock whenever and to such an extent that a dividend or distribution is paid on such capital stock) as shall have been approved or consented to, in addition to any vote required by law, by the holders of a majority of the then issued and outstanding shares of Series B Preferred Stock (“Other Capital Stock,” and for purposes of this Section 6 (and otherwise throughout this Certificate where such inclusion is appropriate by the context) Common Stock and Other Capital Stock shall be collectively referred to as “Common Stock”); provided, that the Conversion Right shall be exercisable only to the extent that there is a sufficient number of authorized and unissued (or issued and included in treasury) and otherwise unreserved shares of Common Stock into which such shares of Series B Preferred Stock sought to be converted may convert. Upon a Holder’s election to exercise the Conversion Right, each share of Series B Preferred Stock for which the Conversion Right is exercised shall be converted into such number of shares of Common Stock (calculated as to each conversion to the nearest 1/10,000th of a share) equal to the quotient of (A) the sum of (1) the Liquidation Preference and (2) the Accrued Dividends of such share as of the Conversion Date, divided by (B) the Conversion Price of such share in effect at the time of conversion.

(ii)  No fractional shares of Common Stock shall be issued upon the conversion of any shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the sum of (A) the aggregate Liquidation Preference and (B) the aggregate Accrued Dividends as of the Conversion Date, on all shares of Series B Preferred Stock so surrendered. If the conversion of any share or shares of Series B Preferred Stock results in a fractional share of Common Stock issuable after application of the immediately preceding sentence, as applicable, the Corporation shall pay a cash amount in lieu of issuing such fractional share in an amount equal to such fractional interest multiplied by the Closing Price on the Trading Day immediately prior to the Conversion Date.

(iii)  The Corporation will (to the extent and for so long as the shares of Series B Preferred Stock is convertible) at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting conversions of the Series B Preferred Stock into shares of Common Stock, a number of shares of Common Stock equal to 110% of the number of shares of Common Stock issuable upon conversion of all outstanding shares of Series B Preferred Stock. The Corporation shall take all action permitted by law, including calling meetings of stockholders of the Corporation and soliciting proxies for any necessary vote of the stockholders of the Corporation, to amend the Certificate of Incorporation to increase the number of authorized and unissued shares of Common Stock (or to otherwise comply with the provisions of Section 6.2 of the Stockholders Agreement) if at any time there shall be insufficient authorized and unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series B Preferred Stock. The Corporation covenants that the Series B Preferred Stock and all Common Stock that may be issued upon conversion of Series B Preferred Stock shall upon issuance be duly authorized, fully paid and non-assessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights or subscription rights of any other stockholder of the Corporation, other than the subscription rights provided in the Stockholders Agreement. The Corporation further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other securities exchange or quoted on an automated quotation system, the Corporation shall, if permitted by the rules of such national exchange or automated quotation system, at its sole expense, cause to be authorized for listing or quotation on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series B Preferred Stock, subject to official notice of issuance. The Corporation will use its best efforts to ensure that such Common Stock may be issued without violation of any applicable law or regulation or any requirement of such securities exchange or automated quotation system.

(b) Mechanics of Conversion.

(i)  The Conversion Right of a Holder of Series B Preferred Stock shall be exercised by the Holder by the surrender to the Corporation of the certificates representing the shares of Series B Preferred Stock to be converted at any time during usual business hours at the Corporation’s principal place of business or the offices of the Transfer Agent, accompanied by written notice to the Corporation that the Holder elects to convert all or a portion of the shares of Series B Preferred Stock represented by such certificates (a “Conversion Notice”) and specifying the name or names (with address or addresses) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation or the Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the Transfer Agent duly executed by the Holder or its legal representative.

(ii)  As promptly as practicable after the surrender of the certificate or certificates for the Series B Preferred Stock pursuant to Section 6(b)(i), the receipt of the Conversion Notice, and the payment of required taxes or duties pursuant to Section 12(i), if applicable, and in no event later than three Trading Days thereafter, the Corporation shall issue and shall deliver or cause to be issued and delivered to such Holder, or to such other Person on such Holder’s written order (A) one or more certificates representing the number of validly issued, fully paid and non-assessable whole shares of Common Stock to which the Holder of the Series B Preferred Stock being converted, or the Holder’s transferee, shall be entitled, (B) if less than the full number of shares of Preferred Stock evidenced by the surrendered certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series B Preferred Stock evidenced by the surrendered certificate or certificates, less the number of shares being converted and (C) cash for any fractional interest in respect of a share of Common Stock arising upon such conversion settled as provided in Section 6(a)(ii).

(iii)  The conversion of any share of Series B Preferred Stock shall be deemed to have been made at the close of business on the date of the later to occur of giving the Conversion Notice and of surrendering the certificate representing the share of Series B Preferred Stock to be converted so that the rights of the Holder thereof as to the share of Series B Preferred Stock being converted shall cease and the Person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time (the “Conversion Date”); provided, however, if on the date of the later to occur of giving such Conversion Notice and of surrendering the certificate representing such share of Series B Preferred Stock to be converted there is a not a sufficient number of authorized and unissued (or issued and included in treasury) and otherwise unreserved shares of Common Stock to convert such share of Series B Preferred Stock into shares of Common Stock, the “Conversion Date” of such share of Series B Preferred Stock shall be the close of business on the date on which there is a sufficient number of authorized and unissued (or issued and included in treasury) and otherwise unreserved shares of Common Stock into which such share of Series B Preferred Stock sought to be converted may convert. Until the Conversion Date with respect to any share of Series B Preferred Stock, such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including, without limitation, that such share (x) may be redeemed pursuant to Section 7 or Section 8 and, if not so redeemed, (y) shall (i) accrue and accumulate Series B Preferred Dividends and participate in Participating Dividends pursuant to Section 4 and (ii) entitle the Holder thereof to the voting rights provided in Section 11; provided, however, any such shares that are redeemed pursuant to Section 7 or Section 8 shall not be entitled to be converted.

(c)  Corporation’s Obligations to Issue Common Stock. The Corporation’s obligations to issue and deliver shares of Common Stock upon conversion of Series B Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such shares of Common Stock.

     Section 7. Milestone Redemption.

(a)  Milestone Redemption.

(i)  Each Holder of shares of Series B Preferred Stock shall have the right (the “Holder Milestone Redemption Right”) to require, at any time on or after the Milestone Date, at such Holder’s option, that the Corporation redeem all, but not less than all, of such Holder’s shares of Series B Preferred Stock, out of funds legally available therefor, at a purchase price (the “Milestone Redemption Price”) for each share of Series B Preferred Stock equal to the sum of (A) the Liquidation Preference and (B) the Accrued Dividends of such share as of the applicable Milestone Redemption Date.

(ii)  The Corporation shall have the right (the “Corporation Milestone Redemption Right”), at any time on or after the Milestone Date, at the Corporation’s option, to redeem all, but not less than all, of the then issued and outstanding shares of Series B Preferred Stock, out of funds legally available therefor, at the applicable Milestone Redemption Price for each issued and outstanding share of Series B Preferred Stock.

(b)  Mechanics of Milestone Redemption.

(i)  The Holder Milestone Redemption Right shall be exercised by a Holder of Series B Preferred Stock requesting in writing delivered to the Corporation that the Corporation redeem its shares of Series B Preferred Stock (a “Holder Milestone Redemption Request”). Each Holder Milestone Redemption Request must specify a Designated Milestone Redemption Date selected by the Milestone Redemption Requesting Holder for the redemption of its shares of Series B Preferred Stock, and the Corporation shall redeem, or shall cause to be redeemed, such shares of Series B Preferred Stock then issued and outstanding on such specified Designated Milestone Redemption Date. As promptly as practicable (but in no event more than 10 business days) following receipt of a Holder Milestone Redemption Request, the Corporation shall deliver, or shall cause to be delivered, a notice by first class mail, postage prepaid, addressed to each Milestone Redemption Requesting Holder as it appears in the Register as of the date of such notice, stating the following: (A) the expected aggregate Milestone Redemption Price of such Holder’s shares of Series B Preferred Stock as of the Designated Milestone Redemption Date (it being understood that the actual Milestone Redemption Price will be determined as of the actual Milestone Redemption Date), (B) the name of the Redemption Agent to whom, and the address of the place where, the Series B Preferred Stock is to be surrendered for payment of the applicable Milestone Redemption Price and a description of the procedure that such Holder must follow to have its shares of Series B Preferred Stock redeemed; and (C) that Series B Preferred Dividends on any share to be redeemed will cease to accrue on such share’s actual Milestone Redemption Date.

(ii)  The Corporation shall (i) exercise the Corporation Milestone Redemption Right by delivering, or causing to be delivered, a notice of redemption by first class mail, postage prepaid, addressed to the Holders of the Series B Preferred Stock as they appear in the Register as of the date of such notice, stating the following: (A) the Designated Milestone Redemption Date selected by the Corporation for the redemption of all then issued and outstanding shares of Series B Preferred Stock; (B) the expected aggregate Milestone Redemption Price of such Holder’s shares of Series B Preferred Stock as of such Designated Milestone Redemption Date (it being understood that the actual Milestone Redemption Price will be determined as of the actual Milestone Redemption Date); (C) the name of the Redemption Agent to whom, and the address of the place where, the Series B Preferred Stock is to be surrendered for payment of the applicable Milestone Redemption Price and a description of the procedure that a Holder must follow to have its shares of Series B Preferred Stock redeemed; and (D) that Series B Preferred Dividends on any share to be redeemed will cease to accrue on such share’s actual Milestone Redemption Date and (ii) redeem, or shall cause to be redeemed, all then issued and outstanding shares of Series B Preferred Stock on the Designated Milestone Redemption Date specified in such notice.

(iii)  On or prior to each Designated Milestone Redemption Date, the Corporation shall deposit with the applicable Redemption Agent in trust funds consisting of cash or cash equivalents sufficient to pay the aggregate Milestone Redemption Price for all shares of Series B Preferred Stock to be redeemed on such Designated Milestone Redemption Date; provided that if such payment is made on the Designated Milestone Redemption

Date it must be received by the Redemption Agent by 10:00 a.m. New York City time, on such date. The deposit in trust with the Redemption Agent shall be irrevocable as of the applicable Designated Milestone Redemption Date, except that the Corporation shall be entitled to receive from the Redemption Agent (i) the Milestone Redemption Price with respect to shares of Series B Preferred Stock that are no longer to be redeemed, whether by conversion or otherwise, and (ii) the interest or other earnings, if any, earned on any such deposit. The Holders of the shares redeemed shall have no claim to such interest or other earnings, and any funds so deposited with the Redemption Agent and unclaimed by the Holders of the Series B Preferred Stock entitled thereto at the expiration of one year from the applicable Designated Milestone Redemption Date, shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so returned to the Corporation shall look only to the Corporation for such payment, without interest. Notwithstanding the deposit of such funds with the Redemption Agent, the Corporation shall remain liable for the payment of the applicable Milestone Redemption Price to the extent such Milestone Redemption Price is not paid as provided herein. If on or prior to the applicable Designated Milestone Redemption Date, the Corporation shall have deposited in accordance with this Section 7(b)(iii) money in immediately available funds, designated for the redemption of the shares of Series B Preferred Stock to be redeemed on such Designated Milestone Redemption Date and sufficient to pay the aggregate Milestone Redemption Price as of such Designated Milestone Redemption Date for all such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed to be outstanding, and all powers, designations, preferences and other rights of the Holder thereof as a Holder of Series B Preferred Stock (except the right to receive from the Corporation the Maturity Redemption Price) shall cease and terminate with respect to such shares.

(iv)  The Redemption Agent on behalf of the Corporation shall pay the applicable Milestone Redemption Price on the later to occur of (A) the applicable Designated Milestone Redemption Date and (B) the date on which surrender of the certificates representing the shares of Series B Preferred Stock to be redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Corporation) occurs; provided that if such certificates are lost, stolen or destroyed, the Corporation may require such Holder to indemnify the Corporation, in a reasonable amount and in a reasonable manner, and post a customary bond in respect of such indemnity, prior to paying such Milestone Redemption Price.

(v)  If the funds of the Corporation legally available to redeem shares of Series B Preferred Stock on a Designated Milestone Redemption Date are insufficient to redeem the total number of such shares required to be so redeemed, the Corporation shall to the fullest extent permitted by applicable law (1) redeem, pro rata among the Holders of shares required to be so redeemed on such Designated Milestone Redemption Date, a number of shares of Series B Preferred Stock with an aggregate Maturity Redemption Price equal to the maximum amount legally available for the redemption of such shares; (2) subject to and in accordance with the provisions of Section 11 and Section 13(a), use its best efforts, and take any and all action necessary, to remove as soon as practicable any limitations or impediments to the Corporation’s ability to redeem the total number of shares of Series B Preferred Stock required to be so redeemed, including, without limitation, (x) taking all actions required or permitted under Delaware law, (y) seeking to liquidate assets and otherwise seeking to raise sufficient funds legally available for the redemption of the shares of Series B Preferred Stock required to be so redeemed and (z) seeking a merger or other sale of the Corporation that would provide for the redemption of the shares of Series B Preferred Stock required to be so redeemed and (3) redeem each and every share of Series B Preferred Stock not redeemed in accordance with clause (1) of this paragraph at the applicable Milestone Redemption Price as soon as practicable to the extent it is able to make such redemption out of assets legally available for the redemption of shares of Series B Preferred Stock; provided, however, that the failure to (A) deposit in accordance with Section 7(b)(iii) money in immediately available funds sufficient to pay the aggregate Milestone Redemption Price as of a Designated Milestone Redemption Date for all shares of Series B Preferred Stock required to be redeemed on such Designated Milestone Redemption Date or (B) redeem on a Designated Milestone Date shares of Series B Preferred Stock upon surrender of the certificates therefor in accordance with Section 7(b)(iv), shall constitute a Default. The inability of the Corporation to make a redemption payment for any reason shall not relieve the Corporation from its obligation to effect any required redemption when, as and if permitted by law. In the event the officers or directors of the Corporation do not take the actions required in this Section 7 because they reasonably believe, after consultation with outside legal counsel, that taking such action would violate their fiduciary duties, then no Holder of Series B Preferred Stock shall be entitled to, and none shall, make any claim against any such officers or directors in their individual capacities as a result of their failure or the Corporation’s failure to take such actions; provided, that nothing herein shall relieve the Corporation from its obligations owed to the Holders of the Series B Preferred Stock provided herein and nothing herein shall preclude any Holder of Series B Preferred Stock from making claims for monetary damages against the Corporation or seeking injunctions or other equitable remedies to cause the Corporation to fulfill its obligations hereunder.

(vi)  From and after the Milestone Redemption Date with respect to any share of Series B Preferred Stock, such share of Series B Preferred Stock will no longer be deemed to be outstanding, and all powers, designations, preferences and other rights of the Holder thereof as a Holder of Series B Preferred Stock shall cease and terminate with respect to such share. For the avoidance of doubt, notwithstanding anything contained herein to the contrary, until a share of Series B Preferred Stock is redeemed by the payment in cash in full of the applicable Milestone Redemption Price under Section 7(a)(i) or Section 7(a)(ii) for such share, such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including, without limitation, that such share (x) may be converted pursuant to Section 6 and, if not so converted, (y) shall (i) accrue and accumulate Series B Preferred Dividends and participate in Participating Dividends pursuant to Section 4 and (ii) entitle the Holder thereof to the voting rights provided in Section 11; provided, that, any such shares that are converted pursuant to Section 6 shall not be entitled to receive any redemption payment.

     Section 8. Change of Control Redemption at the Option of the Holder.

(a) Change of Control Redemption.

(i)  In connection with a Change of Control described in Section 8(c)(i)(B), each Holder of Series B Preferred Stock shall have the right (exercisable at the Holder’s option) to require, by request in writing to the Corporation during the period starting 50 days prior to the consummation of such Change of Control and ending on the date that is 10 days prior to the consummation of such Change of Control (such date of consummation, the “Change of Control Date”), that the Corporation redeem (or that the acquiring or surviving Person in such Change of Control, if not the Corporation, redeem) (a “Change of Control Redemption”) all, but not less than all, of such Holder’s shares of Series B Preferred Stock, out of funds legally available therefor, at a purchase price (the “Make Whole Change of Control Redemption Price”) for any share of Series B Preferred Stock equal to (A) if the applicable Change of Control Redemption Date is prior to the fourth anniversary of the Original Issuance Date, the sum of (1) the Liquidation Preference plus the Accrued Dividends of such share as of the applicable Change of Control Redemption Date and (2) an amount equal to the net present value (computed using a discount rate equal to the Treasury Rate plus 50 basis points) of the sum of all Series B Preferred Stock Dividends that would otherwise be payable on such share of Series B Preferred Stock on and after the applicable Change of Control Redemption Date to and including the fourth anniversary of the Original Issuance Date, assuming the Corporation chose to pay such dividends in cash, or (B) if the applicable Change of Control Redemption Date is on or after the fourth anniversary of the Original Issuance Date, the sum of (1) the Liquidation Preference and (2) the Accrued Dividends of such share as of the applicable Change of Control Redemption Date. The Corporation shall effect such Change of Control Redemptions, or cause such Change of Control Redemptions to be effected, on the applicable Change of Control Dates.

(ii)  In connection with a Change of Control described in Section 8(c)(i)(A), each Holder of Series B Preferred Stock shall have the right (exercisable at the Holder’s option) to require, by request in writing to the Corporation during the period starting on the date on which the consummation of such Change of Control is publicly disclosed and ending on the date that is designated by the Corporation (the “Designated Change of Control Redemption Date”) that is not less than 30 nor more than 45 days after the date of the Change of Control Notice in connection with such Change of Control, that the Corporation redeem each such Holder’s shares of Series B Preferred Stock, out of funds legally available therefor, at the applicable Make Whole Change of Control Redemption Price, whereupon the Corporation shall effect such Change of Control Redemptions, or cause such Change of Control Redemptions to be effected, on the applicable Designated Change of Control Redemption Dates.

(iii)  In connection with a Change of Control described in Section 8(c)(i)(C), each Holder of Series B Preferred Stock shall have the right (exercisable at the Holder’s option) to require, by request in writing to the Corporation during the period starting on the date on which the consummation of such Change of Control is publicly disclosed and ending on the applicable Designated Change of Control Redemption Date that is not less than 30 nor more than 45 days after the date of the Change of Control Notice in connection with such Change of Control, that the Corporation redeem each such Holder’s shares of Series B

Preferred Stock, out of funds legally available therefor, at a purchase price (the “Other Change of Control Redemption Price” ) for any share of Series B Preferred Stock equal to 101% of the sum of (1) the Liquidation Preference and (2) the Accrued Dividends of such share as of the applicable Change of Control Redemption Date. The Corporation shall effect such Change of Control Redemptions, or cause such Change of Control Redemptions to be effected, on the applicable Designated Change of Control Redemption Dates.

(b) Mechanics of Change of Control Redemption.

(i)  The Corporation shall deliver, or shall cause to be delivered, written notice of a Change of Control (a “Change of Control Notice”), by first class mail, postage prepaid, as promptly as practicable (but, (x) with respect to a Change of Control described in Section 8(c)(i)(B), in no event later than 60 days prior to such Change of Control and (y) with respect to a Change of Control described in Section 8(c)(i)(A) or Section 8(c)(i)(C), in no event later than 5 days following the public disclosure of the consummation of such Change of Control), addressed to the Holders of the Series B Preferred Stock as they appear in the Register as of the date of such Change of Control Notice. Each Change of Control Notice must state: (A) a reasonably detailed summary of the circumstances constituting the applicable Change of Control and the redemption right at the option of the Holders arising as a result thereof; (B) the applicable Change of Control Redemption Price; (C) with respect to (x) a Change of Control described in Section 8(c)(i)(B), the applicable Change of Control Date or (y) a Change of Control described in Section 8(c)(i)(A) or Section 8(c)(i)(C), the applicable Designated Change of Control Redemption Date; (D) that the Holder must exercise the redemption right on or prior to the applicable Change of Control Date or the applicable Designated Change of Control Redemption Date, as the case may be; (E) the name of the Redemption Agent to whom, and the address of the place where, the Series B Preferred Stock are to be surrendered for payment of the applicable Change of Control Redemption Price and a description of the procedure that a Holder must follow to exercise its redemption right and (F) if such Change of Control is an Applicable Non-Qualified Business Combination, (1) that the Change of Control is an Applicable Non-Qualified Business Combination, (2) the effect on a Holder’s shares of Series B Preferred Stock in the event such Holder decides not to exercise its right to require the Corporation to redeem its shares of Series B Preferred Stock pursuant to this Section 8 and (3) the information set forth in clauses (C) and (D) of the final sentence of Section 9(a)(ii).

(ii)  On or prior to each Change of Control Date and each Designated Change of Control Redemption Date, the Corporation shall, subject to Section 8(b)(iii), deposit with the Redemption Agent in trust funds consisting of cash or cash equivalents sufficient to pay the aggregate Change of Control Redemption Price for all shares of Series B Preferred Stock to be redeemed on such Change of Control Date or such Designated Change of Control Redemption Date, as the case may be; provided that if such payment is made on the Change of Control Date or the Designated Change of Control Redemption Date, as applicable, it must be received by the Redemption Agent by 10:00 a.m. New York City time, on such date. The deposit in trust with the Redemption Agent shall be irrevocable as of the applicable Change of Control Date or the applicable Designated Change of Control

Redemption Date, as the case may be, except that the Corporation shall be entitled to receive from the Redemption Agent (i) the Change of Control Redemption Price with respect to shares of Series B Preferred Stock that are no longer to be redeemed, whether by conversion or otherwise; and (ii) the interest or other earnings, if any, earned on any such deposit. The Holders of the shares redeemed shall have no claim to such interest or other earnings, and any funds so deposited with the Redemption Agent and unclaimed by the Holders of the Series B Preferred Stock entitled thereto at the expiration of one year from the applicable Change of Control Date or the applicable Designated Change of Control Redemption Date, as the case may be, shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so returned to the Corporation shall look only to the Corporation for such payment, without interest. Notwithstanding the deposit of such funds, the Corporation shall remain liable for the payment of the applicable Change of Control Redemption Price to the extent such Change of Control Redemption Price is not paid as provided herein.

(iii)  If the Corporation (A) shall not have sufficient funds legally available under the DGCL for the redemption of all shares of Series B Preferred Stock that Holders of Series B Preferred Stock have requested be redeemed under Section 8(a)(i), Section 8(a)(ii) or Section 8(a)(iii) (the “Required Number of Shares”) or (B) will be in violation of Specified Contract Terms (as defined below), to the extent still in effect and applicable at such time, if it redeems the Required Number of Shares, the Corporation shall: (1) redeem, pro rata among the Holders of shares of Series B Preferred Stock that have requested their shares be redeemed, a number of shares of Series B Preferred Stock with an aggregate Change of Control Redemption Price equal to the lesser of (y) the amount legally available for the redemption of shares of Series B Preferred Stock and (z) the largest amount that can be used for such redemption not prohibited by Specified Contract Terms; (2) subject to and in accordance with the provisions of Section 11 and Section 13(a), use its best efforts to eliminate any limitation or other impediment on the Corporation’s ability to redeem the Required Number of Shares as soon as practicable (including, without limitation, seeking to refinance all indebtedness under the contracts containing the Specified Contract Terms, seeking to liquidate assets and otherwise seeking to raise sufficient funds legally available for the redemption of the Required Number of Shares without violation of Specified Contract Terms, and seeking a merger or other sale of the Corporation that would provide for the redemption of the Required Number of Shares); and (3) redeem each and every share of Series B Preferred Stock not redeemed because of the limitations described in clause (A) or clause (B) of this paragraph at the applicable Change of Control Redemption Price as soon as practicable to the extent it is able to make such redemption out of assets legally available for the redemption of shares of Series B Preferred Stock and without violation of Specified Contract Terms; provided, however, that the failure to redeem on the applicable Change of Control Date all shares of Series B Preferred Stock that Holders have requested be redeemed under Section 8(a)(i), or the failure to redeem on the applicable Designated Change of Control Redemption Date all shares of Series B Preferred Stock that Holders have requested be redeemed under Section 8(a)(ii) or Section 8(a)(iii), shall constitute a Default. The inability of the Corporation to make a redemption payment for any reason shall not relieve the Corporation from its obligation to effect any required redemption when, as and if permitted by law and

Specified Contract Terms. As used in this paragraph, “Specified Contract Terms” means the covenants of the Corporation contained in (x) the Amended Credit Agreement (as defined in the Investment Agreement) and the other Credit Documents (as defined in the Amended Credit Agreement), (y) the ABL Documentation (as defined in the Investment Agreement) and (z) the Indenture (as defined in the Investment Agreement), in each case under clauses (x), (y) and (z) as the same shall be in effect following the Closing (as defined in the Investment Agreement) and not including any subsequent amendment, restatement, refinancing, replacement or other modification thereof or any successor contract thereto and only for so long as such covenants shall be in effect. In the event the officers or directors of the Corporation do not take the actions required in this Section 8 because they reasonably believe, after consultation with outside legal counsel, that taking such action would violate their fiduciary duties, then no Holder of Series B Preferred Stock shall be entitled to, and none shall, make any claim against any such officers or directors in their individual capacities as a result of their failure or the Corporation’s failure to take such actions; provided, that nothing herein shall relieve the Corporation from its obligations owed to the Holders of the Series B Preferred Stock provided herein and nothing herein shall preclude any Holder of Series B Preferred Stock from making claims for monetary damages against the Corporation or seeking injunctions or other equitable remedies to cause the Corporation to fulfill its obligations hereunder.

(iv)  From and after the Change of Control Redemption Date with respect to any share of Series B Preferred Stock, such share of Series B Preferred Stock will no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the Holder thereof as a Holder of Series B Preferred Stock shall cease and terminate with respect to such share. For the avoidance of doubt, notwithstanding anything contained herein to the contrary, until a share of Series B Preferred Stock is redeemed by the payment in cash in full of the applicable Change of Control Redemption Price under Section 8(a)(i), Section 8(a)(ii) or Section 8(a)(iii) for such share, such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including, without limitation, that such share (x) may be converted pursuant to Section 6 and, if not so converted, (y) shall (i) accrue and accumulate Series B Preferred Dividends and participate in Participating Dividends pursuant to Section 4 and (ii) entitle the Holder thereof to the voting rights provided in Section 11; provided, that, any such shares that are converted pursuant to Section 6 shall not be entitled to receive any redemption payment.

(c)  Certain Definitions.

(i)  As used herein, “Change of Control” means the occurrence of any of the following events:

  (A) so long as at the time immediately prior to the consummation of such acquisition and, if such acquisition (or any transaction or series of transactions leading to such acquisition) is approved, or recommended to the stockholders of the Corporation, by the Board of Directors, at the time such acquisition is approved or recommended by the Board of Directors, (x) the Investor does not Beneficially Own, directly or indirectly, 45% or more of the combined voting power of the Outstanding Corporation Voting Stock and (y) the aggregate number of votes that the Investor Directors are entitled to cast do not constitute a majority of the total number of votes that can be cast by all of the members of the Board of Directors or the aggregate number of votes that are cast by Investor Directors do not constitute a majority of the total number of votes that could be cast by the directors constituting the quorum granting such approval or recommendation, any Person (other than any Investor or any of its Affiliates) acquires Beneficial Ownership, directly or indirectly, of 50% or more of the combined voting power of the Outstanding Corporation Voting Stock;

 (B) so long as at the time such Business Combination is approved, or recommended to the stockholders of the Corporation, by the Board of Directors (if so approved or recommended) and at the time immediately prior to the consummation of such Business Combination (x) the Investor does not Beneficially Own, directly or indirectly, 45% or more of the combined voting power of the Outstanding Corporation Voting Stock and (y) the aggregate number of votes that the Investor Directors are entitled to cast do not constitute a majority of the total number of votes that can be cast by all of the members of the Board of Directors or the aggregate number of votes that are cast by Investor Directors do not constitute a majority of the total number of votes that could be cast by the directors constituting the quorum granting such approval or recommendation, the consummation of a Non-Qualified Business Combination; or

(C) so long as at the time such “change of control” is approved, or recommended to the stockholders of the Corporation, by the Board of Directors (if so approved or recommended) and at the time immediately prior to the consummation of such “change of control” (x) the Investor does not Beneficially Own, directly or indirectly, 45% or more of the combined voting power of the Outstanding Corporation Voting Stock and (y) the aggregate number of votes that the Investor Directors are entitled to cast do not constitute a majority of the total number of votes that can be cast by all of the members of the Board of Directors or the aggregate number of votes that are cast by Investor Directors do not constitute a majority of the total number of votes that could be cast by the directors constituting the quorum granting such approval or recommendation, any event that would not otherwise constitute a Change of Control pursuant to Section 8(c)(i)(A) or Section 8(c)(i)(B) but would constitute a “change of control” for purposes of (i) prior to any amendment, restatement, refinancing, replacement or other modification, or the termination or expiration thereof, (1) the Amended Credit Agreement (as defined in the Investment Agreement) and the Other Credit Documents (as defined in the Investment Agreement) or (2) the ABL Documentation (as defined in the Investment Agreement) (the “Closing Debt Agreements”) or (ii) any subsequent amendment, restatement, refinancing, replacement or other modification of any Closing Debt Agreement or any successor contract to any Closing Debt Agreement (each a “Successor Debt Agreement”) assuming that the events constituting a “change of control” under any Successor Debt Agreement are the same as were in effect in the applicable

Closing Debt Agreement as of the date of Closing (as defined in the Investment Agreement).

(ii)  The terms “Beneficially Own” and “Beneficial Ownership” are used herein as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Original Issuance Date, but without taking into account any contractual restrictions or limitations on voting or other rights; provided, that the Investor and its Affiliates shall not be deemed to “Beneficially Own,” or have “Beneficial Ownership” of, any securities of the Corporation held or owned by an Investor Portfolio Company.

     Section 9. Certain Business Combinations.

(a)  Automatic Conversion Following Certain Business Combinations.

(i)  Without limiting the provisions of (or the Holders’ rights under) Section 8, if a Non-Qualified Business Combination is consummated pursuant to which the Common Stock will be converted into the right to receive cash, securities or other property of a Person other than the Corporation (an “Applicable Non-Qualified Business Combination”), then (x) upon the consummation of an Applicable Non-Qualified Business Combination that is not a Change of Control described in Section 8(c)(i)(B), the shares of the Holders of Series B Preferred Stock shall or (y) upon the consummation of an Applicable Non-Qualified Business Combination that is a Change of Control described in Section 8(c)(i)(B), the shares of Series B Preferred Stock held by each Holder that has not exercised its right to a Change of Control Redemption pursuant to Section 8(a) shall, without the consent of such Holder, automatically convert into the right to receive the kind and amount of cash, securities or other property, if any (the “Exchange Property”), receivable in such Applicable Non-Qualified Business Combination by a holder of Common Stock (that was not the counterparty to the Applicable Non-Qualified Business Combination or an affiliate of such counterparty) holding that number of shares of Common Stock into which such Holder’s shares of Series B Preferred Stock would have been convertible (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein) immediately prior to the consummation of such Applicable Non-Qualified Business Combination. In the event that holders of shares of Common Stock have the opportunity to elect the form of consideration to be received in an Applicable Non-Qualified Business Combination, each Holder shall have the same opportunity to elect the form of consideration that each Holder is entitled to receive.

(ii)  The Corporation (or any successor) shall, as promptly as practicable, but in no event later than 5 business days following the consummation of an Applicable Non-Qualified Business Combination, deliver written notice of the occurrence of such Applicable Non-Qualified Business Combination, by first class mail, postage prepaid, addressed to the Holders as they appear in the records of the Corporation as of the date of such notice; provided, however, the Change of Control Notice delivered pursuant to and in accordance with Section 8(b)(i) prior to an Applicable Non-Qualified Business Combination that is a Change of Control described in Section 8(c)(i)(B) shall satisfy the Corporation’s obligation to deliver notice pursuant to this Section 9(a)(ii). Each notice must state: (A) a reasonably detailed summary of the circumstances constituting the Applicable Non-Qualified Business Combination and the automatic conversion of the

Holders’ shares of Series B Preferred Stock arising as a result thereof; (B) the date of consummation of the Applicable Non-Qualified Business Combination; (C) the kind and amount of the cash, securities or other property that constitutes the Exchange Property and of the right, if applicable, to elect the form of consideration to be received; and (D) the name of the paying agent or exchange agent, if any, to whom, and the address of the place where, the Series B Preferred Stock are to be surrendered for payment of the Exchange Property and a description of the procedure that a Holder must follow to exchange its shares of Series B Preferred Stock and, if applicable, to elect the form of consideration to be received.

(b) Mechanics of Automatic Conversion.

(i)  Each applicable Holder of Series B Preferred Stock shall surrender to the Corporation (or any successor) the certificates representing its shares of Series B Preferred Stock to the Transfer Agent at the address stated in the notice provided pursuant to Section 9(a)(ii) or Section 8(b)(i), as the case may be, accompanied by written notice of such Holder’s election of the form of consideration to be received, if applicable, and specifying the name or names (with address or addresses) in which a certificate or certificates for shares of securities that constitute part of the Exchange Property, if any, are to be issued and (if so required by the Corporation (or any successor) or the Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation (or any successor) or the Transfer Agent duly executed by the Holder or its legal representative.

(ii)  The Transfer Agent on behalf of the Corporation (or any successor) shall pay the applicable Exchange Property as promptly as practicable upon surrender of the certificates representing the shares of Series B Preferred Stock to be exchanged; provided that if such certificates are lost, stolen or destroyed, the Corporation (or any successor) may require the Holder to indemnify the Corporation (or any successor), in a reasonable amount and in a reasonable manner, and post a customary bond in respect of such indemnity, prior to paying such Exchange Property.

(iii)  From and after the Automatic Conversion Date, (A) shares of Series B Preferred Stock to be exchanged for Exchange Property will no longer be deemed to be outstanding, and all powers, designations, preferences and other rights of the Holder thereof as a Holder of Series B Preferred Stock (except the right to receive from the Corporation (or any successor) the Exchange Property) shall cease and terminate with respect to such shares and (B) the Person entitled to receive shares of securities that constitute part of the Exchange Property, if any, shall be treated for all purposes as having become the record holder of those shares at that time.

     Section 10. Adjustments to Conversion Price.

(a)  Adjustments to Conversion Price. Except as provided in Section 10(e), the Conversion Price shall be subject to the following adjustments, so long as, in the case of clauses (iii) – (v) of this Section 10(a), at the time the relevant event referred to in such clause is approved, or recommended to the stockholders of the Corporation, by the Board of Directors either (x) the aggregate number of votes that the Investor Directors are entitled to cast do not constitute a majority of the total number of votes that can be cast by all of the members of the Board of Directors or the aggregate number of votes that are cast by Investor Directors do not constitute a majority of the total number of votes that could be cast by the directors constituting the quorum granting such approval or recommendation or (y) if the aggregate number of votes that the Investor Directors are entitled to cast do constitute a majority of the total number of votes that can be cast by all of the members of the Board of Directors or the aggregate number of votes that are cast by Investor Directors do constitute a majority of the total number of votes that could be cast by the directors constituting the quorum granting such approval or recommendation, (1) so long as at least one Unaffiliated Shareholder Director was part of the quorum granting such approval or recommendation, either (A) a majority of the Unaffiliated Shareholder Directors voting with respect to such approval or recommendation voted in favor of such approval or recommendation or (B) each Unaffiliated Shareholder Director that was a part of the quorum granting such approval or recommendation abstained from voting with respect thereto or (2) a majority of the Independent Directors did not in good faith oppose such approval or recommendation on the merits (without regard to the impact of such approval or recommendation, or the withholding thereof, on the Investor):

(i)  Stock Dividends and Distributions. If the Corporation declares a dividend or makes a distribution on the Common Stock payable in shares of Common Stock, then the Conversion Price in effect at the opening of business on the Ex-Date for such dividend or distribution shall be adjusted to the price determined by multiplying the Conversion Price at the opening of business on such Ex-Date by the following fraction:

OS0
OS1

Where,

OS0 = the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Date for such dividend or distribution.

OS1 = the sum of the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

If any dividend or distribution described in this Section 10(a)(i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date and time the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

(ii)  Subdivisions, Splits and Combination of the Common Stock. If the Corporation subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination by the following fraction:

OS0
OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

If any subdivision, split or combination described in this Section 10(a)(ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii)  Issuance of Common Stock, Convertible Securities and Options. Subject to Section 10(b), if the Corporation issues or sells any Common Stock, Convertible Securities or Options other than Excluded Stock without consideration or for consideration per share less than the Applicable Current Market Price, then the Conversion Price in effect immediately prior to such issuance or sale shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by the following fraction:

OS0 + (X/ ACMP)
OS0 + Y

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the date of such issuance or sale.

ACMP = the Applicable Current Market Price.

X = the aggregate consideration received by the Corporation for the number of shares of Common Stock so issued or sold.

Y = the number of shares of Common Stock so issued or sold.

For the purposes of any adjustment of the Conversion Price pursuant to this Section 10(a)(iii), the following provisions shall be applicable:

(A)  In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the gross amount of the cash proceeds received by the Corporation for such Common Stock without any deduction of brokerage, transaction, acquisition, advisory, due diligence, origination or similar fees, including underwriting discounts fees or commissions allowed, paid or incurred by the Corporation in connection with the issuance and sale thereof.

(B)  In the case of the issuance of Common Stock (other than upon the conversion of Convertible Securities) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by a firm of independent public accountants or an independent appraiser, in each case, of recognized national standing selected by the Board of Directors by action of a majority of the Independent Directors (“Independent Majority”) and consented to by the Holder of a majority of the outstanding shares of Series B Preferred Stock (if there is one such Person or Group (such consent not to be unreasonably withheld)), provided that such fair value, together with any cash or other consideration received in respect of the Common Stock, shall not for the purposes hereof in any event exceed the aggregate Applicable Current Market Price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

(C)  In the case of the issuance of (x) Options for Common Stock (whether or not at the time exercisable) or (y) Convertible Securities (whether or not at the time so convertible or exchangeable) or Options for Convertible Securities (whether or not at the time exercisable):

(1)  the aggregate maximum number of shares of Common Stock deliverable upon exercise of Options for Common Stock shall be deemed to have been issued at the time such Options are issued and for a consideration equal to the consideration (determined in the manner provided in Section 10(a)(iii)(A) and Section 10(a)(iii)(B)), if any, received by the Corporation upon the issuance of such Options plus the minimum purchase price provided in such Options for the Common Stock covered thereby;

(2)  the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for Convertible Securities, or upon the exercise of Options for Convertible Securities and the subsequent conversion or exchange of the Convertible Securities issued upon the exercise thereof, shall be deemed to have been issued at the time such Convertible Securities were issued or such Options for Convertible Securities were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such Convertible Securities or Options for Convertible Securities (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Section 10(a)(iii)(A)

and Section 10(a)(iii)(B)), if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities, or upon the exercise of such Options for Convertible Securities and the subsequent conversion or exchange of the Convertible Securities issued upon the exercise thereof;

(3)  on any change in the number of shares of Common Stock deliverable upon exercise of any such Options or conversion or exchange of such Convertible Securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such Options not exercised prior to such change, or of such Convertible Securities not converted or exchanged prior to such change, upon the basis of such change; and

(4)  if the Conversion Price shall have been adjusted upon the issuance of any such Options or Convertible Securities, no further adjustment of such Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

(D)  For the avoidance of doubt, the number of shares of Common Stock outstanding immediately prior to the date of any issuance or sale of Common Stock, Convertible Securities or Options shall include only the number of shares of Common Stock actually outstanding as of such time and shall not include any shares of Common Stock deliverable upon (i) conversion of or in exchange for Convertible Securities, (ii) exercise of Options for Common Stock or (iii) exercise of Options for Convertible Securities and the subsequent conversion or exchange of the Convertible Securities issued upon the exercise thereof.

(iv)  Other Distributions. If the Corporation distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding (a) any cash dividends to the extent a corresponding cash dividend is paid on the Series B Preferred Stock pursuant to Section 4(a)(i), (b) dividends or distributions referred to in Section 10(a)(i), (c) Convertible Securities or Options referred to in Section 10(a)(iii) or (d) any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary of the Corporation or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 – FMV
SP0

Where,

SP0 = the Current Average Market Price per share of Common Stock on the date immediately prior to the Ex-Date for such distribution.

FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on the Ex-Date for such distribution, in the case of a non-cash distribution or with respect to the non-cash portion of a distribution, if any, as determined by a firm of independent public accountants or an independent appraiser, in each case, of recognized national standing selected by the Board of Directors by action of an Independent Majority and consented to by the Holder of a majority of the outstanding shares of Series B Preferred Stock (if there is one such Person or Group (such consent not to be unreasonably withheld)), provided that such value shall not for the purposes hereof in any event be equal to or greater than the Current Average Market Price per share of Common Stock on such date.

In a “spin-off,” where the Corporation makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a Subsidiary of the Corporation or other business unit, the Conversion Price will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such 15th Trading Day by the following fraction:

MP0
MP0 + MPs

Where,

MP0 = the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs = the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by a firm of independent public accountants or an independent appraiser, in each case, of recognized national standing selected by the Board of Directors by action of an Independent Majority and consented to by the Holder of a majority of the outstanding shares of Series B Preferred Stock (if there is one such Person or Group (such consent not to be unreasonably withheld)).

In the event that such distribution described in this Section 10(a)(iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(v)  Certain Repurchases of Common Stock. If the Corporation effects a Pro Rata Repurchase of Common Stock which involves the payment by the Corporation of consideration per share of Common Stock that exceeds the Current Average Market Price per share of Common Stock on the Trading Day next succeeding the Effective Date of such Pro Rata Repurchase (provided that if part or all of the consideration is not cash, the fair market value of the non-cash consideration shall be determined by a firm of independent public accountants or an independent appraiser, in each case, of recognized national standing selected by the Board of Directors by action of an Independent Majority and consented to by the Holders of a majority of the outstanding shares of Series B Preferred Stock (if there is one such Person or Group (such consent not to be unreasonably withheld))), then the Conversion Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase shall be adjusted (such adjustment to become effective immediately prior to the opening of business on the day following the Effective Date of such Pro Rata Repurchase) by multiplying the Conversion Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by the following fraction:

OS0 x SP0
AC + (SP0 x OS1)

Where,

SP0 = the Current Average Market Price on the Trading Day immediately preceding the first public announcement of the intent to effect such Pro Rata Repurchase.

OS0 = the number of shares of Common Stock outstanding at the Effective Date of such Pro Rata Repurchase, including, if applicable, any shares validly tendered and not withdrawn or exchanged shares.

OS1= the number of shares of Common Stock outstanding at the Effective Date of such Pro Rata Repurchase, including, if applicable, any shares validly tendered or exchanged and not withdrawn, minus the number of shares purchased in such Pro Rata Repurchase (which shares shall equal the Purchased Shares (as defined below) if such Pro Rata Repurchase is effected pursuant to a tender offer or exchange offer).

AC = the aggregate cash and fair market value of the other consideration payable in such Pro Rata Repurchase, in the case of non-cash consideration, as determined by a firm of independent public accountants or an independent appraiser, in each case, of recognized national standing selected by the Board of Directors by action of an Independent Majority and consented to by the Holders of a majority of the outstanding shares of Series B Preferred Stock (if there is one such Person or Group (such consent not to be unreasonably withheld)), based, in the case of a tender offer or exchange offer, on the number of shares actually accepted for purchase (the “Purchased Shares”).

In the event that the Corporation, or one of its Affiliates, is obligated to purchase shares of Common Stock pursuant to any such Pro Rata Repurchase, but the Corporation, or such Affiliate, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such Pro Rata Repurchase had not been made.

(vi)  Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series B Preferred Stock, the Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had issued the rights to all holders of the Common Stock in an issuance triggering an adjustment pursuant to Section 10(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b)  Adjustments Upon Certain Issuances of Common Stock, Convertible Securities and Options. Except as provided in Section 10(e), if during the three year period immediately following the Original Issuance Date the Corporation issues or sells any Common Stock, Convertible Securities or Options other than Excluded Stock without consideration or for consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale at a time when such Conversion Price is greater than the Applicable Current Market Price, so long as at the time that such issuance or sale is approved, or recommended to stockholders of the Corporation, by the Board of Directors either (x) the aggregate number of votes that the Investor Directors are entitled to cast do not constitute a majority of the total number of votes that can be cast by all of the members of the Board of Directors and the aggregate number of votes that are cast by Investor Directors do not constitute a majority of the total number of votes that could be cast by the directors constituting the quorum granting such approval or recommendation or (y) if the aggregate number of votes that the Investor Directors are entitled to cast do constitute a majority of the total number of votes that can be cast by all of the members of the Board of Directors or the aggregate number of votes that are cast by Investor Directors do constitute a majority of the total number of votes that could be cast by the directors constituting the quorum granting such approval or recommendation, (1) a majority of the Unaffiliated Shareholder Directors voted in favor of such approval or recommendation or (2) a majority of the Independent Directors did not in good faith oppose such approval or recommendation on the merits (without regard to the impact of such approval or recommendation, or the withholding thereof, on the Investor) and the Unaffiliated Shareholder Directors shall have received a certificate of a majority of the CD&R Directors and the Other Investor Directors (as defined in the Stockholders Agreement) certifying that, in the good faith judgment of such majority of the CD&R Directors and Other Investor Directors, such issuance or sale is in the best interests of the Corporation, then in lieu of any adjustment pursuant to Section 10(a)(iii), the Conversion Price in effect immediately prior to such issuance or sale shall be adjusted to the price determined by multiplying such Conversion Price by the following fraction:

OS 0 + (X/ P 0)
OS 0 + Y

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the date of such issuance or sale.

P0 = the Conversion Price in effect immediately prior to such issuance or sale.

X = the aggregate consideration received by the Corporation for the number of shares of Common Stock so issued or sold.

Y = the number of shares of Common Stock so issued or sold.

For the purposes of any adjustment of the Conversion Price pursuant to this Section 10(b), the provisions set forth in Section 10(a)(iii)(A), Section 10(a)(iii)(B), Section 10(a)(iii)(C) and Section 10(a)(iii)(D) shall apply.

(c)  Other Adjustments.

(i)  The Corporation may make decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors by action of an Independent Majority deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of Options for Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(ii)  If the Corporation takes any action affecting the Common Stock, other than an action described in Section 10(a) or Section 10(b), which upon a determination by the Board of Directors by action of an Independent Majority, such determination intended to be a “fact” for purposes of Section 151(a) of the DGCL, would materially adversely affect the conversion rights of the Holders of shares of Series B Preferred Stock, the Conversion Price shall be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors by action of an Independent Majority determines in good faith to be equitable in the circumstances.

(d)  Successive Adjustments. Successive adjustments in the Conversion Price shall be made, without duplication, whenever any event specified in Section 10(a), Section 10(b), Section 10(c) or Section 10(e) shall occur.

(e)  Rounding of Calculations; Minimum Adjustments. All adjustments to the Conversion Price shall be calculated to the nearest one-tenth (1/10th) of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this Section 10(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further that on any Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(f)  Statement Regarding Adjustments; Notices. Whenever the Conversion Price is to be adjusted in accordance with one or more of Section 10(a), Section 10(b) or Section 10(c), the Corporation shall: (i) compute the Conversion Price in accordance with

Section 10(a), Section 10(b) or Section 10(c), taking into account the one cent threshold set forth in Section 10(e); (ii) (x) in the event that the Corporation shall give notice or make a public announcement to the holders of Common Stock of any action of the type described in one or more of Section 10(a) or Section 10(b) (but only if the action of the type described in one or more of Section 10(a) or Section 10(b) would result in an adjustment to the Conversion Price or a change in the type of securities or property to be delivered upon conversion of the Series B Preferred Stock), the Corporation shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least ten days prior to such record date, give notice to each Holder by mail, first class postage prepaid, at the address appearing in the Corporation’s records, which notice shall specify the record date, if any, with respect to any such action, the approximate date on which such action is to take place and the facts with respect to such action as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion or redemption of the Series B Preferred Stock or (y) in the event that the Corporation does not give notice or make a public announcement as set forth in subclause (x) of this clause (ii), the Corporation shall, as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to one or more of Section 10(a), Section 10(b) or Section 10(c), taking into account the one cent threshold set forth in Section 10(e) (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event, in the same manner and with the same detail as the notice set forth in subclause (x) of this clause (ii); and (iii) whenever the Conversion Price shall be adjusted pursuant to one or more of Section 10(a), Section 10(b) or Section 10(c), the Corporation shall, as soon as practicable following the determination of the revised Conversion Price, (x) file at the principal office of the Corporation, a statement showing in reasonable detail the facts requiring such adjustment, the Conversion Price that shall be in effect after such adjustment and the method by which the adjustment to the Conversion Price was determined and (y) cause a copy of such statement to be sent in the manner set forth in subclause (x) of clause (ii) to each Holder.

(g)  Certain Adjustment Rules. If an adjustment in the Conversion Price made hereunder would reduce the Conversion Price to an amount below par value of the Common Stock, then such adjustment in Conversion Price made hereunder shall reduce the Conversion Price to the par value of the Common Stock. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 10, the Corporation shall use its best efforts to take any and all actions which may be necessary, including, without limitation, obtaining regulatory, New York Stock Exchange (or such exchange or automated quotation system on which the Common Stock is then listed) or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

     Section 11. Voting Rights.

(a)  General. The Holders of shares of Series B Preferred Stock shall be entitled to vote with the holders of the Common Stock on all matters submitted to a vote of stockholders of the Corporation, except as otherwise provided herein or as required by applicable law, voting together with the holders of Common Stock as a single class. For such purposes, each Holder shall be entitled to a number of votes in respect of the shares of Series B Preferred Stock owned of record by it equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock could be converted (assuming that all of the then issued and outstanding shares of Series B Preferred Stock could be converted into shares of Common Stock on the record date in respect of such vote) as of the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited. The Holders of shares of Series B Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Certificate of Incorporation and the By-laws as if they were holders of record of Common Stock for such meeting.

(b)  Class Voting Rights. So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote required by applicable law, the Corporation may not take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior affirmative vote or written consent of the Holders representing at least a majority of the then issued and outstanding shares of Series B Preferred Stock, voting together as a separate class:

(i)  any amendment, alteration, repeal or other modification of any provision of the Certificate of Incorporation, this Certificate or the By-laws that would alter or change the terms or the powers, preferences, rights or privileges of the Series B Preferred Stock so as to affect them adversely;

(ii)  any authorization, creation, increase in the authorized amount of, or issuance of any class or series of Senior Securities or any security convertible into, or exchangeable or exercisable for, shares of Senior Securities; and

(iii)  any increase or decrease in the authorized number of shares of Series B Preferred Stock (except for the cancellation and retirement of shares set forth in Section 13(b) or as necessary for the payment of Series B Preferred Dividends in kind in accordance with Section 4(a)) or the issuance of additional shares of Series B Preferred Stock (except for shares of Series B Preferred Stock issuable as payment of a Series B Preferred Dividend in accordance with Section 4).

(c)  In addition to any other vote required by applicable law, during any period (x) beginning (A) on a Designated Milestone Redemption Date if the Corporation shall have failed to deposit on or prior to such Designated Milestone Redemption Date money in immediately available funds sufficient to pay the aggregate Milestone Redemption Price as of such Designated Milestone Redemption Date for all shares of Series B Preferred Stock to be redeemed on such Designated Milestone Redemption Date or (B) at any time on or after a Designated Milestone Redemption Date that the Corporation shall have failed to pay the applicable full Milestone Redemption Price for any share of Series B Preferred Stock to be redeemed on such Designated Milestone Redemption Date and ending at such time when the applicable full Milestone Redemption Price for all shares of Series B Preferred Stock to be so redeemed shall have been paid to the Holders in cash (in each case, as set forth in Section 7 without giving effect to any qualifications or limitations as to “legal availability” included therein and without regard to Section 7(b)(v)) or (y) beginning at any time that the Corporation shall have failed to pay the applicable full Change of Control Redemption Price for any share of Series B Preferred Stock that a Holder of shares of Series B Preferred Stock has requested be redeemed and ending at such time when the full applicable Change of Control Redemption Price for all shares of Series B Preferred Stock so requested to be redeemed shall have been paid to the Holders in cash (in each case, as set forth in Section 8 without giving effect to any qualifications or limitations as to “legal availability” included therein and without regard to Section 8(b)(iii)), the Corporation shall not without the written consent, or affirmative vote at a meeting called for such purpose, by Holders representing at least a majority of the then issued and outstanding shares of Series B Preferred Stock, voting together as a separate class:

(i)  take any of, commit, resolve or agree to take any of, or authorize or otherwise facilitate any of the actions set forth in Sections 6.1(a)(i)-(x) of the Stockholders Agreement (in each case, without giving effect to the qualification or limitation as to the “Investor Voting Interest” contained in Section 6.1(a) of the Stockholders Agreement);

(ii)  take any action that would result in an adjustment to the Conversion Price pursuant to Section 10;

(iii)  enter into any agreement or understanding, or commit, resolve or agree to enter into any agreement or understanding with respect to a Business Combination;

(iv)  hire, terminate or change the compensation of any executive officer except for ordinary raises consistent with past practices (provided that, (A) the holders of the Series B Preferred Stock shall not unreasonably withhold or delay approval of any such hiring or termination, (B) if the holders of Series B Preferred Stock shall not approve the hiring of any such executive officer the Corporation may appoint an existing employee to fill the position until a replacement approved by the holders of Series B Preferred Stock is hired and (C) nothing herein shall prohibit the Corporation from terminating any executive officer for “cause” as defined in such executive officer’s employment agreement with the Corporation); or

(v)  adopt an annual budget (provided that if such consent or vote is not obtained, the budget for the Corporation for the immediately prior year shall be utilized as the Corporation’s budget).

(d)  Notwithstanding the foregoing, the Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series B Preferred Stock shall have been converted into shares of Common Stock or converted into Exchange Property.

(e)  The consent or votes required in Section 11(b) and Section 11(c) shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Certificate of Incorporation or By-laws.

Section 12. Certificates.

(a)  Transfer Agent. The duly appointed Transfer Agent shall be [l]. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent of recognized standing who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

(b)  Form and Dating. The Series B Preferred Stock shall be initially issued and thereafter evidenced only in definitive, certificated form. Each Preferred Stock certificate shall be dated the date of its authentication.

(c)  Execution and Authentication. Two Officers shall sign any Series B Preferred Stock certificate for the Corporation by manual or facsimile signature. If an Officer whose signature is on a Series B Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series B Preferred Stock certificate, the Series B Preferred Stock certificate shall be valid nevertheless. A Series B Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series B Preferred Stock certificate. The signature shall be conclusive evidence that such Series B Preferred Stock certificate has been authenticated under this Certificate. The Transfer Agent shall authenticate and deliver certificates for shares of Preferred Stock for original issue upon a written order of the Corporation signed by two Officers of the Corporation or by an Officer and an Assistant Treasurer of the Corporation. Such order shall specify the number of shares of Series B Preferred Stock to be authenticated and the date on which the original issue of Series B Preferred Stock is to be authenticated. The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Corporation to authenticate the certificates for Series B Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for Series B Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(d)  Transfer and Exchange. When (i) a Series B Preferred Stock certificate is presented to the Transfer Agent with a request to register the transfer of such Series B Preferred Stock certificate or (ii) Series B Preferred Stock certificates are presented to the Transfer Agent with a request to exchange such Series B Preferred Stock certificates for a Series B Preferred Stock certificate representing a number of shares of Series B Preferred Stock equal to the combined number of shares of Series B Preferred Stock represented by such presented certificates, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met;

provided, however, that the Series B Preferred Stock certificates surrendered for transfer or exchange:

(i)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation and the Transfer Agent, duly executed by the holder thereof or its attorney duly authorized in writing; and

(ii)  are being transferred or exchanged in accordance with the Transfer Restrictions; and

(iii)  if such Series B Preferred Stock certificates are being delivered to the Transfer Agent by a Holder for registration in the name of such holder, without transfer, a certification from such holder to that effect.

(e)  Obligations with Respect to Transfers of Series B Preferred Stock.

(i)  To permit registrations of transfers and exchanges, the Corporation shall execute and the Transfer Agent shall authenticate Series B Preferred Stock certificates as required pursuant to the provisions of this Section 11(e).

(ii)  All Series B Preferred Stock certificates issued upon any registration of transfer or exchange of Series B Preferred Stock certificates shall be the valid obligations of the Corporation, entitled to the same benefits under this Certificate as the Series B Preferred Stock certificates surrendered upon such registration of transfer or exchange.

(iii)  Prior to due presentment for registration of transfer of any shares of Series B Preferred Stock, the Transfer Agent and the Corporation may deem and treat the Person in whose name such shares of Series B Preferred Stock are registered as the absolute owner of such Series B Preferred Stock and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary. All notices and communications to be given to the Holders and all payments to be made to Holders under the Preferred Stock shall be given or made only to the Holders.

(iv)  The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate or under applicable law with respect to any transfer of any interest in any Series B Preferred Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f)  Replacement Certificates. If any Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation will issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate lost, stolen or destroyed, and the Transfer Agent shall countersign a replacement Series B Preferred Stock certificate of like tenor and representing an equivalent amount of Series B Preferred Stock. If required by the Transfer Agent or the Corporation, such Holder shall furnish evidence of loss, theft or destruction of such certificate and, if requested by the Corporation, an indemnity on customary terms for such situations reasonably satisfactory to the Corporation.

(g)  Temporary Certificates. Until definitive Series B Preferred Stock certificates are ready for delivery, the Corporation may prepare and the Transfer Agent shall countersign temporary Series B Preferred Stock certificates. Temporary Series B Preferred Stock certificates shall be substantially in the form of definitive Series B Preferred Stock certificates but may have variations that the Corporation considers appropriate for temporary Series B Preferred Stock certificates. Without unreasonable delay, the Corporation shall prepare and the Transfer Agent shall countersign definitive Series B Preferred Stock certificates and deliver them in exchange for temporary Series B Preferred Stock certificates.

(h)  Cancellation. In the event the Corporation shall redeem or otherwise acquire Series B Preferred Stock, the Series B Preferred Stock certificates representing such redeemed or acquired shares shall thereupon be delivered to the Transfer Agent for cancellation.

(i)  Taxes. The issuance or delivery of shares of Series B Preferred Stock, shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto, or certificates representing such shares or securities, shall be made without charge to the Holder for such shares or certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, including, without limitation, any share transfer, documentary, stamp or similar tax; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock, shares of Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities were issued, delivered or registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     Section 13. Miscellaneous.

(a)  Certain Covenants.

(i)  Without limiting the provisions of (or the Holders’ rights under) Section 8, Section 9 and Section 11, the Corporation shall not merge with or into or consolidate with or into, or sell, transfer, exchange or lease all or substantially all of its property to, any other entity, or permit consummation of any other Business Combination, unless the surviving successor, transferee or lessee entity, as the case may be (if not the Corporation), (x) expressly assumes, as part of the terms of such Business Combination, the due and punctual performance and observance of each and every covenant and condition of this Certificate to be performed and observed by the Corporation and (y) if such Business Combination is a Qualified Business Combination, expressly agrees, as part of the terms of such Qualified Business Combination, to exchange, at the Holders’ option, shares of

Series B Preferred Stock for shares of the surviving entity’s capital stock having terms, preferences, rights (including, without limitation, as to dividends, voting, redemption at the option of the Holder, and rights to assets upon liquidation, dissolution or winding-up of the entity), privileges and powers no less favorable (individually and in the aggregate) than the terms, preferences, rights (including, without limitation, as to dividends, voting, redemption at the option of the Holder, and rights to assets upon liquidation, dissolution or winding-up of the entity), privileges and powers under this Certificate, in each case, such that the rights of the Holders of Series B Preferred Stock are protected against dilution or other impairment. Without limiting any of the foregoing, the Corporation shall cause lawful provision to be made as part of the terms of each Business Combination such that each Holder shares of Series B Preferred Stock then outstanding shall have the right after such Business Combination to exchange such shares for, or convert such shares into, the kind and amount of securities, cash and other property receivable upon the Business Combination by a holder of Common Stock (that was not a counterparty to the Business Combination or an affiliate of such counterparty) holding that number of shares of Common Stock into which such shares of Series B Preferred Stock would have been convertible (pursuant to Section 6 without regard to any limitations on convertibility therein) immediately prior to such Business Combination, and subject to anti-dilution adjustment protections substantially equivalent to those set forth in this Certificate; provided, in the event that holders of shares of Common Stock have the opportunity to elect the form of consideration to be received in the Business Combination, each Holder shall have the same opportunity to elect the form of consideration that each Holder is entitled to receive.

(ii)  The Corporation shall not, by amendment of the Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets, or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of Series B Preferred Stock against dilution or other impairment.

(iii)  In addition to any other vote required by applicable law, the Corporation shall not, without the consent of the Holders of a majority of the Series B Preferred Stock outstanding, enter into any debt agreement or other financing agreement which by its terms would restrict the payment of dividends pursuant to this Series B Certificate or the payment of any amounts due upon the redemption of Series B Preferred Stock pursuant to Section 7 or Section 8.

(b)  Status of Shares.   Shares of Series B Preferred Stock which have been converted, redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more, subject to and in accordance with the provisions of Section 11, designated as part of a particular series of Preferred Stock by the Board of Directors.

(c)  Notices.   All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (or by first class mail if the same shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: (i) if to the Corporation, to its office at [l] or to the Transfer Agent at its office at [l], or to any other agent of the Corporation designated to receive such notice as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the share record books of the Corporation (which may include the records of the Transfer Agent) or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(d)  Severability.  If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(e)  Subscription Rights.  Except as expressly provided in any agreement between a Holder and the Corporation, no share of Series B Preferred Stock (nor any Holder thereof) shall have any subscription right whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

(f)  Other Rights.  Except as expressly provided in any agreement between a Holder and the Corporation, the shares of Series B Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation or as provided by applicable law.

(g)  Redemption Agent.  A Redemption Agent hereunder must be a bank or trust company in good standing, organized under the laws of the United States of America or any jurisdiction thereof that has a combined capital and surplus of at least $50,000,000 (or if such bank or trust company is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such bank or trust company publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 13(g) the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(h)  Headings.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(i)  Effectiveness.  This Certificate shall become effective upon the filing thereof with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed and acknowledged by its undersigned duly authorized officer this ___day of ___, 2009.

                                                        NCI BUILDING SYSTEMS, INC.

                                                        By: __________________________
                                                              Name:
                                                              Title:

[Signature Page to the Certificate of Designations]